EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SABARNES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of Neff Corp. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes  Oxley Act of 2002, that to their knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2007

/s/ GRAHAM HOOD
Graham Hood, Chief Executive Officer
/s/ MARK IRION
Mark Irion Chief Financial Officer

This certification accompanies this Form 10-Q and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.